EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:

Neil Berkman, Investor Relations, 310-826-5051, nberkman@berkmanassoc.com

Larry Gerdes, Chief Executive Officer, 678-808-0600, larry.gerdes@trcr.com

Lance Cornell, Chief Financial Officer, 678-808-0600, lance.cornell@trcr.com

September 1, 2009

(BW) (TRANSCEND SERVICES, INC.) (TRCR)

Transcend Announces Completion of Acquisition of Medical Dictation Services, Inc.;

New Credit Facility with Regions Bank

Atlanta, Georgia. TRANSCEND SERVICES, INC. (NASDAQ: TRCR), the third largest provider of medical transcription services to the U.S. healthcare market, announced today that it has completed the acquisition of Medical Dictation Services, Inc. (“MDI”) as of August 31, 2009 and entered into a new credit facility with Regions Bank.

Founded in 1981, and headquartered in Gaithersburg, Maryland, MDI is a leading medical transcription company with approximately 450 employees providing service to approximately 30 customers located predominantly in the mid-Atlantic region of the United States. For the fiscal year ended March 31, 2009, MDI had unaudited revenue of $13.7 million, and currently has an annualized revenue run rate of $14.3 million. The acquisition increases Transcend’s annual revenue run rate to approximately $82 million. Transcend expects the transaction to have almost no impact on earnings per share in the third quarter of 2009 due to transaction costs, and to be accretive to earnings per share beginning in the fourth quarter of 2009.

Sue McGrogan, Transcend’s President and Chief Operating Officer stated: “We couldn’t be more excited for MDI’s customers and employees to become part of the Transcend team. Our primary focus over the next several months will be to make sure MDI’s customers continue to receive the excellent service MDI has provided to them in the past as we gradually integrate our organizations. MDI’s transcriptionists should benefit from the opportunities provided by the combination of Transcend and MDI as we leverage their talents across our combined customer base.”

In order to fund a portion of the purchase price and to provide general corporate liquidity, Transcend entered into a new credit facility with Regions Bank which consists of a revolving loan of up to $5.0 million (which can be increased to $8.0 million at the bank’s option) and a four-year, $7.0 million term loan to help fund the MDI acquisition. The new credit facility replaces a credit facility which was to expire in December 2009.

KPMG Corporate Finance LLC and Suender M&A Advisors initiated the transaction and co-advised Medical Dictation Services, Inc. KPMG Corporate Finance is a leading middle market adviser serving both domestic and international clients. Suender M&A provides merger and acquisition advisory services to medical transcription, medical coding and other health information management companies throughout the United States.

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About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the electronic medical record. To this end, the Company has created Internet-based, speech-recognition enabled, voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription and editing services encompass everything needed to securely receive, type, edit, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing.

For more information, visit www.transcendservices.com.

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent our expectations, anticipations or beliefs about future events, including our operating results, financial condition, liquidity, expenditures, and compliance with legal and regulatory requirements. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors. Factors that might cause or contribute to such differences include, but are not limited to, competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, general economic conditions, and the risk factors detailed in our periodic, quarterly and annual reports on Forms 8-K, 10-Q and 10-K that we file with the Securities Exchange Commission (“SEC”) from time to time. With respect to such forward-looking statements, we claim protection under the Private Securities Litigation Reform Act of 1995. Our SEC filings are available from us, and also may be examined at public reference facilities maintained by the SEC or, to the extent filed via EDGAR, accessed through the website of the SEC (http://www.sec.gov). In addition, factors that we are not currently aware of could harm our future operating results. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to make any revisions to the forward-looking statements or to reflect events or circumstances after the date of this press release.

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